Exhibit 99.1

PANDORA REPORTS RECORD 2Q14 FINANCIAL RESULTS

•                  Non-GAAP total mobile revenue up 92% year-over-year to $116.0 million

•                  Pandora closes record revenue quarter, with non-GAAP revenue of $162.0 million, growing 58% year-over-year

•                  2Q14 total listener hours of 3.88 billion, growing 18% year-over-year

•                  Share of total U.S. radio listening for Pandora in July 2013 was 7.08%, an increase from 6.02% at the same time last year

•                  Active users reach 71.2 million, growing 30% year-over-year

OAKLAND, Calif — August 22, 2013 — Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the second quarter of fiscal 2014 ended on July 31, 2013.

“Our second fiscal quarter was an important inflection point in Pandora’s history. Strong momentum in our mobile business, with non-GAAP total mobile revenue growing 92% year-over-year to $116 million, clearly demonstrates the leverage in Pandora’s business model,” said Joe Kennedy, Chairman and CEO of Pandora. “To drive future growth, we are accelerating investment in new technologies, channels and capabilities that maximize the value Pandora delivers.”

Fiscal 2Q14 Financial Results

Total Revenue: For the second quarter of fiscal 2014, GAAP total revenue was $157.4 million, a 55% year-over-year increase. Non-GAAP total revenue(1) was $162.0 million, a 58% year-over-year increase, including $4.7 million in revenue relating to our subscription return reserve. Advertising revenue was $128.5 million, a 44% year-over-year increase. Non-GAAP subscription and other revenue was $33.5 million, a 153% year-over-year increase, including $4.7 million in revenue relating to our subscription return reserve.

EPS: For the second quarter of fiscal 2014, GAAP basic and diluted EPS were ($0.04), based on 175.3 million weighted average shares outstanding. Non-GAAP basic and diluted EPS were $0.04, including $4.7 million in revenue relating to our subscription return reserve, and excluding $10.5 million in expense from stock-based compensation. Non-GAAP basic and diluted EPS were based on 175.3 and 196.7 million weighted average shares outstanding.

(1)                   The subscription return reserve consists of revenue that we defer on a GAAP basis because we have limited operating history with certain mobile subscription refund rights. We are required to defer revenue until the refund rights lapse or until we have developed sufficient transaction history to estimate a reserve. The subscription return reserve is excluded from the Subscription services and other revenue line of our GAAP presentation. Management includes revenue relating to our subscription return reserve because we believe that this non-GAAP measure will provide greater comparability with future GAAP revenue once sufficient transaction history is developed and a return reserve can be estimated.

Cash: For the second quarter of fiscal 2014, the company ended with $68.9 million in cash, cash equivalents and short-term investments, compared with $75.4 million at the end of the prior quarter. For the second quarter of fiscal 2014, Pandora’s cash used in operating activities was $2.3 million, compared to $2.8 million in cash provided by operating activities in the year-ago quarter.

Other Business Metrics

Total listener hours: Total listener hours grew 18% to 3.88 billion for the second quarter of fiscal 2014, compared to 3.30 billion for the second quarter of fiscal 2013.

Guidance

Based on information available as of August 22, 2013, the company is providing financial guidance for the third quarter and full fiscal year of 2014 as follows:

3Q14 Guidance: Non-GAAP revenue is expected to be in the range of $174 million to $179 million. Non-GAAP diluted EPS is expected to be between $0.03 and $0.06. Non-GAAP diluted EPS includes revenue relating to our subscription return reserve, excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and is based on 198 million diluted weighted average shares outstanding for the third quarter of fiscal 2014.

Fiscal 2014 Guidance: Non-GAAP revenue is expected to be in the range of $640 million to $655 million. Non-GAAP diluted EPS is expected to be between breakeven and $0.05. Non-GAAP diluted EPS excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and is based on 197 million diluted weighted average shares outstanding for fiscal 2014.

2Q14 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the second quarter fiscal year 2014 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 30369903, and available via webcast until September 5, 2013.

ABOUT PANDORA

Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single “seed” — a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected non-GAAP revenue and non-GAAP EPS, Pandora’s prospects, momentum in its mobile business, planned investments in new technologies, channels and capabilities and the impact of such investments on our business. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K and our Form 10-Q for the current quarter, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The company’s results of operations for the current quarter are not necessarily indicative of the company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP revenue, non-GAAP subscription revenue, non-GAAP EPS and non-GAAP diluted EPS. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings press releases.

These non-GAAP financial measures differ from GAAP in that they include revenue relating to our subscription return reserve, which consists of deferred revenue related to subscriptions that are sold with return rights, and exclude expense from stock-based compensation and amortization of intangibles.

The subscription return reserve consists of revenue that we defer on a GAAP basis because we have limited operating history with certain mobile subscription refund rights. We are required to defer revenue until the refund rights lapse or until we have developed sufficient transaction history to estimate a reserve. The subscription return reserve is excluded from the Subscription services and other revenue line of our GAAP presentation. Management includes revenue relating to our subscription return reserve because we believe that this non-GAAP measure will provide greater comparability with future GAAP revenue once sufficient transaction history is developed and a return reserve can be estimated.

Stock-based compensation consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

• Cost of revenue - Other

• Product development

• Sales and marketing

• General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Intangible amortization consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Amortization for currently owned intangible assets is included in the General and administrative expense line of our GAAP presentation. Management considers its operating results without these charges when evaluating its ongoing performance because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook.

We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management’s best estimate.

###

Contacts:

Dominic Paschel

Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Will Valentine

Pandora Corporate Communications

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2012	2013	2012	2013
Revenue
Advertising	$89,384	$128,520	$159,981	$233,666
Subscription services and other	11,883	28,835	22,070	49,199
Total revenue	101,267	157,355	182,051	282,865

Costs and expenses
Cost of revenue - Content acquisition costs	60,522	81,880	116,340	164,733
Cost of revenue - Other (1)	7,514	11,037	14,431	20,816
Product development (1)	4,475	7,926	8,594	14,959
Sales and marketing (1)	23,457	45,794	46,917	85,877
General and administrative (1)	10,602	18,352	21,214	32,561
Total costs and expenses	106,570	164,989	207,496	318,946
Loss from operations	(5,303)	(7,634)	(25,445)	(36,081)

Other income (expense)
Interest income	25	10	57	25
Interest expense	(136)	(150)	(260)	(293)
Other income, net	—	4	—	5
Loss before provision for income taxes	(5,414)	(7,770)	(25,648)	(36,344)

Income tax benefit (expense)	(1)	(17)	5	(30)
Net loss	$(5,415)	$(7,787)	$(25,643)	$(36,374)

Basic and diluted net loss per share	$(0.03)	$(0.04)	$(0.15)	$(0.21)
Weighted-average shares used in computing basic and diluted per share amounts	167,429	175,343	166,428	174,476

(1) Amounts include stock-based compensation expenses as follows:

	2012	2013	2012	2013
Cost of revenue - Other	$304	$495	$567	$951
Product development	1,185	2,525	2,171	4,288
Sales and marketing	2,738	5,138	5,668	9,986
General and administrative	1,810	2,384	3,131	2,698
	$6,037	$10,542	$11,537	$17,923

Pandora Media, Inc.

Condensed Consolidated Balance Sheets
(In thousands)

(Unaudited)

	As of January 31,	As of July 31,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$65,725	$53,610
Short-term investments	23,247	15,304
Accounts receivable, net	103,410	122,880
Prepaid expenses and other current assets	6,232	7,138
Total current assets	198,614	198,932

Property and equipment, net	17,758	23,256
Other long-term assets	2,460	13,164
Total assets	$218,832	$235,352

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,471	$7,112
Accrued liabilities	7,590	9,908
Accrued royalties	53,083	52,813
Deferred revenue	29,266	43,848
Accrued compensation	21,560	19,890
Total current liabilities	115,970	133,571

Long-term debt	—	10,000
Other long-term liabilities	3,873	3,563
Total liabilities	119,843	147,134

Stockholders’ equity
Common stock	17	18
Additional paid-in capital	238,552	264,201
Accumulated deficit	(139,574)	(175,948)
Accumulated other comprehensive loss	(6)	(53)
Total stockholders’ equity	98,989	88,218
Total liabilities and stockholders’ equity	$218,832	$235,352

Pandora Media, Inc.

Condensed Consolidated Statements of Cash Flows
(In thousands)

(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2012	2013	2012	2013
Operating Activities
Net loss	$(5,415)	$(7,787)	$(25,643)	$(36,374)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,795	2,770	3,336	4,902
(Gain) loss on disposition of assets	(9)	—	23	—
Stock-based compensation	6,037	10,542	11,537	17,923
Amortization of premium on investments	100	11	192	53
Amortization of debt issuance costs	66	66	132	132
Changes in assets and liabilities:
Accounts receivable	(9,856)	(17,562)	(13,649)	(19,470)
Prepaid expenses and other assets	(243)	(789)	(676)	(692)
Accounts payable and accrued liabilities	695	2,320	1,717	5,247
Accrued royalties	2,217	(2,899)	6,531	(270)
Accrued compensation	5,055	3,962	2,610	(1,458)
Deferred revenue	2,404	6,549	4,913	14,582
Reimbursement of cost of leasehold improvements	—	498	1,243	498
Net cash provided by (used in) operating activities	2,846	(2,319)	(7,734)	(14,927)

Investing Activities
Purchases of property and equipment	(2,644)	(6,197)	(3,887)	(10,631)
Purchases of patents	—	(8,000)	—	(8,000)
Changes in restricted cash	—	(3,200)	—	(3,200)
Purchases of short-term investments	(17,452)	(7,066)	(35,093)	(17,827)
Proceeds from maturities of short-term investments	20,460	11,730	48,560	25,710
Payments related to acquisition	—	(400)	—	(400)
Net cash provided by (used in) investing activities	364	(13,133)	9,580	(14,348)

Financing activities
Borrowings under debt arrangements	—	10,000	—	10,000
Proceeds from issuance of common stock	1,639	3,688	3,567	7,218
Net cash provided by financing activities	1,639	13,688	3,567	17,218

Effects of foreign currency translation on cash and cash equivalents	—	(61)	—	(58)

Net increase (decrease) in cash and cash equivalents	4,849	(1,825)	5,413	(12,115)
Cash and cash equivalents at beginning of period	44,690	55,435	44,126	65,725
Cash and cash equivalents at end of period	$49,539	$53,610	$49,539	$53,610

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures
(In thousands, except per share amounts)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2012	2013	2012	2013

Revenue
GAAP total revenue	$101,267	$157,355	$182,051	$282,865
Subscription return reserve	1,371	4,684	2,120	7,708
Non-GAAP total revenue	$102,638	$162,039	$184,171	$290,573

Net income (loss)
GAAP net loss	$(5,415)	$(7,787)	$(25,643)	$(36,374)
Subscription return reserve	1,371	4,684	2,120	7,708
Amortization of intangibles	—	61	—	61
Stock-based compensation	6,037	10,542	11,537	17,923
Non-GAAP net income (loss)	$1,993	$7,500	$(11,986)	$(10,682)

Basic earnings per share
GAAP basic earnings per share	$(0.03)	$(0.04)	$(0.15)	$(0.21)
Subscription return reserve	0.01	0.02	0.01	0.05
Stock-based compensation	0.03	0.06	0.07	0.10
Non-GAAP basic earnings per share	$0.01	$0.04	$(0.07)	$(0.06)

Shares used in computing basic earnings per share	167,429	175,343	166,428	174,476

Diluted earnings per share
GAAP diluted earnings per share	$(0.03)	$(0.04)	$(0.15)	$(0.21)
Subscription return reserve	0.01	0.02	0.01	0.05
Stock-based compensation	0.03	0.06	0.07	0.10
Non-GAAP diluted earnings per share	$0.01	$0.04	$(0.07)	$(0.06)

Shares used in computing diluted earnings per share	190,049	196,744	166,428	174,476

Pandora Media, Inc.

Monetization: RPM History
(Unaudited)

	FY2012	FY2013					FY2014
	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2
Advertising RPM
Traditional computer	$62.68	$46.52	$57.14	$58.03	$53.53	$53.73	$48.16	$59.31
Mobile and other connected devices	$21.05	$17.88	$22.17	$25.59	$23.51	$22.53	$23.23	$33.90
Total advertising	$32.22	$24.82	$29.48	$32.40	$29.26	$29.13	$28.02	$38.87

Total RPM
Traditional computer	$58.84	$45.54	$55.02	$56.40	$52.82	$52.36	$48.04	$57.37
Mobile and other connected devices	$21.93	$18.86	$23.32	$26.96	$25.05	$23.83	$25.31	$36.17
Total	$33.32	$26.09	$30.68	$33.73	$30.86	$30.49	$30.01	$40.52

Total RPM Based on non-GAAP Revenue
Traditional computer	$58.86	$45.64	$55.19	$56.50	$53.00	$52.50	$48.33	$57.75
Mobile and other connected devices	$22.01	$19.16	$23.81	$27.23	$25.50	$24.21	$26.15	$37.59
Total	$33.38	$26.33	$31.09	$33.96	$31.25	$30.82	$30.74	$41.73